Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is executed as of this 14 day of August 2006, by and between Dave Gomach ("Employee") and School Specialty, Inc. ("Company").

RECITALS

The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth herein;

As a result of Employee's employment with the Company, Employee will have access to and be entrusted with valuable information about the Company's business and customers, including trade secrets and confidential information; and

The parties believe it is in their best interests to make provision for certain aspects of their relationship during and after the period in which Employee is employed by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Employee ("Parties"), the Parties agree as follows:

1. Employment and Duties. Employee shall be employed in the position of Executive Vice President - Finance, of the Company, and shall be subject to the authority of, and shall report to, the Company's Chief Executive Officer. Employee's duties and responsibilities shall include all those customarily attendant to the position of Executive Vice President - Finance, and such other duties and responsibilities as may be assigned from time to time by the Company's Chief Executive Officer. Employee shall devote Employee's entire business time, attention and energies exclusively to the business interests of the Company while employed by the Company except as otherwise specifically approved in writing (see appendix A, attached) by or on behalf of the Board.

2. Term of Employment. The Company employs Employee, and Employee accepts employment by the Company, for the period commencing on the date specified above and ending on August 13, 2009 ("Employment Term"), subject to earlier termination as set forth in Paragraph 5, below. Following the expiration of the Employment Term, this Agreement shall be automatically renewed for successive one (1) year periods (collectively, "Renewal Terms"; individually, "Renewal Term") unless, at least 30 days prior to the expiration of the Employment Term or the then current Renewal Term, either party provides the other with a written notice of intention not to renew, in which case this Agreement shall terminate as of the end of the Employment Term or said Renewal Term, as applicable. If this Agreement is renewed, the terms of this Agreement during such Renewal Term shall be the same as the terms in effect immediately prior to such renewal, subject to any such changes or modifications as mutually may be agreed between the Parties as evidenced in a written instrument signed by both the Company and Employee.

3. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

    Base Salary. The Company shall pay Employee an annual salary of three hundred thousand dollars ($300,000) ("Base Salary"), payable in accordance with the normal payroll practices and schedule of the Company.

    Incentive Bonus. Employee will be eligible to participate in the Company's Corporate Executives Plan I Bonus Program ("Program"), effective Fiscal year 2007 pursuant to the terms and conditions of the Program. The Company reserves the right, and Employee acknowledges and agrees that the Company retains the right, to unilaterally interpret, change, modify, suspend, amend, delete, or cancel the Program or any provision of the Program or the procedures or benefits of the Program at any time in its sole discretion. In order to be paid any amount under the Program, Employee must be employed by the Company at the time such payment is made.

    Perquisites, Benefits, and Other Compensation. During the Employment Term and any Renewal Term, Employee may be entitled to receive perquisites and benefits provided by the Company to its executive employees, subject to the eligibility criteria related to such perquisites and benefits and to such changes, additions, or deletions to such perquisites and benefits as the Company may make from time to time, as well as such other perquisites or benefits as may be specified from time to time at the sole discretion of the Board and/or the Chief Executive Officer of the Company.

    Equity Based Program. The employee shall be granted an initial combination of options under the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan Incentive Stock Option Agreement ("ISO") as defined and qualified under 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan Nonqualified Stock Option Agreement ("NSO") in a total amount of 45,000 shares of common stock of the Company (the "Option Shares"). The Option Shares shall be issued under the terms of the NSO. The strike price of these options shall be the closing price of common stock of the Company on the date the Executive Performance Compensation Committee approves said options.

Also, on the initial anniversary of this agreement and for the following two years, thereafter the employee will be granted 10,000 performance option shares, which will be tied to the terms and conditions of the 8/29/06 "Equity Base Performance Incentive Plan", as approved by the Executive Performance Compensation Committee on that date. Strike price of these performance options shall be set on the closing price of common stock of the Company on the respective anniversary date.

4. Restrictive Covenants.

    Confidentiality Obligations. During the term of Employee's employment, the Company will provide Employee with access to valuable Confidential Information and Trade Secrets relating to the Company and its customers, which the Company has a legitimate interest in protecting from disclosure to competitors and the public. In exchange for this access to Confidential Information and Trade Secrets, Employee will not, during the term of his employment, directly or indirectly use or disclose any Confidential Information or Trade Secrets except in the interest and for the benefit of the Company. After the end, for whatever reason, of Employee's employment with the Company, Employee will not directly or indirectly use or disclose any Trade Secret unless such information ceases to be deemed a Trade Secret by means of one of the exceptions set forth below. For a period of twenty-four (24) months following the end, for whatever reason, of Employee's employment with the Company, Employee will not directly or indirectly use or disclose any Confidential Information, unless such information ceases to be deemed Confidential Information by means of one of the exceptions set forth below. Nothing in this Agreement shall prevent Employee, after the end of employment with the Company, from using general skills and knowledge gained while employed by the Company.

(b) Restrictions on Competition. During the term of Employee's employment, the Company will provide Employee with access to Confidential Information and Trade Secrets. Moreover, the Company will provide Employee with access to its customers. Because of the Company's interests in protecting its investment in this information and its investment in the relationships and goodwill it has developed with its customers, the Employee agrees to the following restrictions on competition:

i. During Employment. During the term of employee's employment with the Company, Employee shall not directly or indirectly compete against the Company, or directly or indirectly divert or attempt to divert Customers' or potential customers' business from the Company.

ii. Following Employment. For twenty-four (24) months following the end, for whatever reason, of his employment with the Company, Employee agrees not to directly or indirectly solicit or attempt to solicit any business from any Restricted Customer in any manner which competes with the services or products offered by the Company, or to divert or attempt to divert any Restricted Customer's business from the Company.

(c) Definitions.

i. Trade Secret. The term "Trade Secret" has that meaning set forth under applicable law. The term includes, but is not limited to, all computer source code created by or for the Company.

ii. Confidential Information. The term "Confidential Information" means all non-Trade Secret or proprietary information of the Company which has value to the Company and which is not known to the public or the Company's competitors, generally. Confidential Information includes but is not limited to (1) inventions, product specifications, information about products under development, research, development or business plans, production know-how and processes, manufacturing techniques, operational methods, equipment design and layout, test results, financial information, customer lists, information about orders and transactions with customers, sales and marketing strategies, plans and techniques, pricing strategies, information relating to sources of materials and production costs, purchasing and accounting information, personnel information and all business records; (2) information which is marked or otherwise designated as confidential or proprietary by the Company; and (3) information received by the Company from others which the Company has an obligation to treat as confidential.

iii. Exclusions. Notwithstanding the foregoing, the terms "Trade Secret" and "Confidential Information" shall not include, and the obligations set forth in this Agreement shall not apply to, any information which: (1) can be demonstrated by Employee to have been known by him prior to his employment by the Company; (2) is or becomes generally available to the public through no act or omission of Employee; (3) is obtained by Employee in good faith from a third party who discloses such information to Employee on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or (4) is independently developed by Employee outside the scope of his employment without use of Confidential Information or Trade Secrets.

iv. Customer. The term "Customer" means any individual or entity for whom the Company has provided services or products or made a proposal to perform services or provide products.

v. Restricted Customer. The term "Restricted Customer" means any individual or entity (1) for whom/which the Company provided services or products and (2) with whom/which Employee had contact on behalf of the Company or about whom/which Employee acquired non-public information in connection with his employment by the Company during the 24 months preceding the end, for whatever reason, of Employee's employment with the Company; provided, however, that the term "Restricted Customer" shall not include any individual or entity who/which, through no direct or indirect act or omission of Employee, has terminated their business relationship with the Company.

vi. Business Ideas. The term "Business Ideas" means all ideas, designs, modifications, formulations, specifications, concepts, know-how, trade secrets, discoveries, inventions, data, software, developments and copyrightable works, whether or not patentable or registrable, which Employee originates or develops, either alone or jointly with others while Employee is employed by the Company and which are (1) related to any business known to Employee to be engaged in or contemplated by the Company; (2) originated or developed during Employee's working hours; or (3) originated or developed in whole or in part using materials, labor, facilities or equipment furnished by the Company.

(c) Return of Records. Upon the end, for whatever reason, of his employment with the Company, or upon request by the Company at any time, Employee shall immediately return to the Company all documents, records, and materials belonging and/or relating to the Company (except Employee's own personnel and wage and benefit materials relating solely to Employee), and all copies of all such materials. Upon the end, for whatever reason, of Employee's employment with the Company, or upon request by the Company at any time, Employee further agrees to destroy such records maintained by him on his own computer equipment.

(d) Business Idea Rights.

i. Assignment. The Company will own, and Employee hereby assigns to the Company and agrees to assign to the Company, all rights in all Business Ideas which Employee originates or develops either alone or working with others while Employee is employed by the Company. All Business Ideas which are or form the basis for copyrightable works are hereby assigned to the Company and/or shall be assigned to the Company or shall be considered "works for hire" as that term is defined by United States Copyright Law.

ii. Disclosure. While employed by the Company, Employee will promptly disclose all Business Ideas to the Company.

iii. Execution of Documentation. Employee, at any time during or after the term of his employment with the Company, will promptly execute all documents which the Company may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

(e) Non-Solicitation of Employees. During the term of Employee's employment with the Company and for 24 months thereafter, Employee shall not directly or indirectly encourage any Company employee to terminate his/her employment with the Company or solicit such an individual for employment outside the Company in any manner which would end or diminish that employee's services to the Company.

(f) Employee Disclosures and Acknowledgements.

i. Scope of Restrictions. Employee acknowledges and represents that the scope of the restrictions contained in this Paragraph 4 are appropriate, necessary and reasonable for the protection of the Company's business, goodwill, and property rights. Employee further acknowledges that the restrictions imposed will not prevent him from earning a living in the event of, and after, the end, for whatever reason, of his employment with the Company. Should a court determine that any of these restrictions are over broad or unreasonable, the parties agree that the court shall construe such provisions in a manner that will allow them to be construed in the broadest manner, consistent with applicable law.

ii. Prospective Employers. Employee agrees, during the term of any restriction contained in this Agreement, to disclose this Agreement to any entity which offers employment to Employee. Employee further agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions hereof known to, any of Employee's potential employers.

iii. Injunctive Relief. The parties agree that damages will be an inadequate remedy for breaches of this Paragraph 4 and in addition to damages and any other available relief, a court shall be empowered to grant injunctive relief.

iv. Third Party Beneficiaries. Any Company affiliates are third party beneficiaries with respect to Employee's performance of his duties under this Paragraph 4 and the undertakings and covenants contained in this Paragraph 4, and the Company and any of its affiliates, enjoying the benefits thereof, may enforce this Paragraph 4 directly against Employee. The terms Trade Secret, Confidential Information and Business Ideas shall include materials and information of the Company's affiliates to which Employee has access.

5. Termination.

(a) Right to Terminate; Automatic Termination.

    Termination Without Cause. Subject to Paragraph 5(b)(i), below, the Company may terminate Employee's employment and all of the Company's obligations under this Agreement at any time and for any reason.

    Termination For Cause.  Subject to Paragraph 5(b)(ii), below, the Company may terminate Employee's employment and all of the Company's obligations under this Agreement at any time for Cause (as defined below) by giving notice to Employee stating the basis for such termination, effective immediately upon giving such notice or at such other time thereafter as the Company may designate. "Cause" shall mean any of the following: (1) Employee has breached this Agreement or any other agreement to which Employee and the Company are parties or has breached any other obligation or duty owed to the Company, including, but not limited to, Employee's breach of or failure or refusal to perform his duties and responsibilities to the Company and Employee's violation of any Company policy (including the Company's policy against unlawful harassment); (2) Employee has committed negligence, misconduct or any violation of law in the performance of Employee's duties for the Company; (3) Employee has taken any action likely to result in discredit to or loss of business, reputation or goodwill of the Company; (4) Employee has failed to follow reasonable instructions from the Board, officer, body or other entity or individual to whom Employee reports concerning the operations or business of the Company; (5) Employee has committed a crime the circumstances of which substantially relate to Employee's employment duties with the Company; (6) Employee has misappropriated funds or property of the Company or engaged in any material act of dishonesty; (7) Employee has attempted to obtain a personal profit from any transaction in which the Company has an interest, and which constitutes a corporate opportunity of the Company, or which is adverse to the interests of the Company, unless the transaction was approved in writing by the Company's Board after full disclosure of all details relating to such transaction.

    Termination by Death or Disability.  Subject to Paragraph 5(b)(ii), below, Employee's employment and the Company's obligations under this Agreement shall terminate automatically, effective immediately and without any notice being necessary, upon Employee's death or a determination of Disability of Employee. For purposes of this Agreement, "Disability" means the inability of Employee, due to a physical or mental impairment, to perform the essential functions of Employee's job with the Company, with or without a reasonable accommodation. A determination of Disability shall be made by the Company, which may, at its sole discretion, consult with a physician or physicians satisfactory to the Company, and Employee shall cooperate with any efforts to make such determination. Any such determination shall be conclusive and binding on the Parties. Any determination of Disability under this Paragraph 5(a)(iii) is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy carried by either the Company or Employee with respect to Employee, which benefits shall be governed solely by the terms of any such insurance policy.

    Termination by Resignation. Subject to Paragraph 5(b)(ii), below, Employee's employment and the Company's obligations under this Agreement shall terminate automatically, effective immediately upon Employee's provision of written notice to the Company of Employee's resignation from employment with the Company or at such other time as may be mutually agreed between the Parties following the provision of such notice.
    Rights Upon Termination.

    Paragraph 5(a)(i) Termination.  If Employee's employment is terminated pursuant to Paragraph 5(a)(i), above, Employee shall have no further rights against the Company hereunder, except for the right to receive (1) any unpaid Base Salary with respect to the period prior to the effective date of termination, (2) payment of any accrued paid time off under the Company's paid time off policy that is unused through the effective date of termination, (3) a Severance Payment (defined below), the payment of which is contingent upon Employee's execution of a written severance agreement (in a form satisfactory to the Company) containing, among other things, a general release of claims against the Company, and (4) reimbursement of expenses to which Employee may be entitled. For purposes of this Agreement, "Severance Payment" means twelve (12) months of Base Salary, payable following termination in accordance with the normal payroll practices and schedule of the Company.

ii. Paragraph 2 and Paragraph 5(a)(ii)-(iv) Terminations.  If Employee's employment is terminated pursuant to Paragraph 5(a)(ii) or (iii), above, if Employee resigns pursuant to Paragraph 5(a)(iv), above, or if either the Company or Employee fails to renew this Agreement pursuant to Paragraph 2, above, Employee or Employee's estate shall have no further rights against the Company hereunder, except for the right to receive (1) any unpaid Base Salary with respect to the period prior to the effective date of termination, (2) payment of any accrued paid time off under the Company's paid time off policy that is unused through the effective date of termination, and (3) reimbursement of expenses to which Employee may be entitled.

6. Successors and Assigns. Rights and duties under this Agreement shall be and are binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns, although this Agreement, and the right of the Employee to act as an Employee of the Company, is purely personal and not transferable. This Agreement and the rights and duties set forth herein may not be assigned by Employee, but may be assigned by the Company, in whole or in part.

7. Representations of the Employee. Employee warrants and represents to the Company that he/she is not subject to any employment, consulting or services agreement, or any restrictive covenants or agreements of any type, which would conflict or prohibit Employee from fully carrying out his/her duties as described under the terms of this Agreement. Further, Employee warrants and represents to the Company that he/she has not and will not retain or use, for the benefit of the Company, any confidential information, records, trade secrets, or other property of a former employer.

8. Notice. Any and all notices, consents, documents or communications provided for in this Agreement shall be given in writing and shall be personally delivered, mailed by registered or certified mail (return receipt requested), sent by courier (confirmed by receipt), or telefaxed (confirmed by telefax confirmation) and addressed as follows (or to such other address as the addressed party may have substituted by notice pursuant to this Paragraph 8):

To the Company: School Specialty, Inc.

W6316 Design Drive

P.O. Box 1579

Appleton WI 54912-1579

Attention: Mr. David Vander Zanden

Fax: 1-920-882-5863

With a copy to: Joseph F. Franzoi IV, Esq.

Franzoi & Franzoi, S.C.

514 Racine Street

Menasha, WI 54952

Fax: (920) 725-0998

To Employee: Dave Gomach

600 E. Carrington Lane

Appleton, WI 54913

Such notice, consent, document or communication shall be deemed given upon personal delivery or receipt at the address of the party stated above or at any other address specified by such party to the other party in writing, except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent.

    Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the Parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the Parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10. Headings. The headings of sections and paragraphs of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

11. Expenses. Each party hereto shall bear and pay all of the respective fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement; provided, however, that should Employee be determined to have breached the terms of Paragraph 4, above, Employee shall be obligated to pay the reasonable attorneys' fees and costs incurred by the Company as a result of such breach and the Company's enforcement of Paragraph 4.

    Injunctive Relief. The Parties agree that damages will be an inadequate remedy for breaches of this Agreement and in addition to damages and any other available relief, a court shall be empowered to grant injunctive relief.

13. Waiver of Breach.  The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

14. Severability. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and, to the extent allowed by law, such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the Parties expressed therein.

15. Consideration. Execution of this Agreement is a condition of Employee's employment with the Company and Employee's employment by the Company constitutes the consideration for Employee's undertakings hereunder.

16. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Wisconsin, without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the Parties hereto have cause this Agreement to be duly executed as of the date first written above.

COMPANY:

SCHOOL SPECIALTY, INC.

By: ___/s/ David Vander Zanden______________

David Vander Zanden

CEO

EMPLOYEE:

___/s/ Dave Gomach________________________

Dave Gomach

Appendix A

Employee is currently serving on the Board of MarketAxess Corporation. Company agrees to allow employee to continue his service as a Board and Audit Committee member.

____/s/ David Vander Zanden__________________

David Vander Zanden

CEO